Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of JD.com, Inc. of our report dated March 19, 2014 relating to the consolidated financial statements of JD.com, Inc., which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers Zhong Tian LLP

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

November 21, 2014

普华永道中天会计师事务所(特殊普通合伙)北京分所

中国北京市朝阳区东三环中路7号北京财富中心写字楼A座26楼 邮编100020

总机: +86 (10) 6533 8888, 传真: +86 (10) 6533 8800, www.pwccn.com